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                                LICENSE AGREEMENT

This Agreement ("Agreement") is made and entered into as of October 1, 1998 ("Effective Date") by and between Ethos Corporation ("Stockpoint"), a California corporation, and a wholly owned subsidiary of Neural Applications Corporation, a Delaware corporation, located at 475 Sansome, San Francisco, CA 94111 and A.B. Watley, Inc. ("Client"), a New York corporation located at 33 West 17th Street, New York, NY 10011.

1. Content and Services: Stockpoint shall perform such development and customization services required to deliver the content ("Content") described in Exhibit A attached hereto.

2. License: Subject to payment under Section 3 and to the other terms of this Agreement, Stockpoint hereby grants to Client a non-exclusive license to display for the term of this Agreement the Content described in Exhibit A on Client's web site for the sole purpose of displaying said Content to Client's web site users. Client may not otherwise distribute, transmit, or in any other way provide Content to another entity. No other right or license with respect to any trademark, trade name or other designation of Stockpoint is granted under this Agreement.

Client agrees to include Stockpoint's copyright and other notices, which appear on or in the Content and services provided hereunder, on pages of Client's site that displays Content.

The Stockpoint logo shall be prominently branded on each page of the Client's site that displays Stockpoint Content, and "hot-mapped" to http://www.stockpoint.com or another URL designated by Stockpoint.

3. License Fee, Consideration: The license provided by Stockpoint hereunder is provided in consideration of payment of all rates or amounts set forth in the Exhibit B attached hereto. Client shall be responsible for all governmental taxes (including, without limitation, sales, use, import, export and excise taxes), tariffs, assessments, duties or levies of any kind or nature relating to or arising from the license of the Content or otherwise from this Agreement. Client shall reimburse Stockpoint for any mutually agreed upon expenses incurred in performance of the services, including travel and lodging approved in advance by Client.

4. Payment: Except (i) as otherwise specified in Exhibit B attached hereto and
(ii) where there is a good faith dispute over an amount due, all fees shall be payable by Client within thirty (30) days after the end of each month in which services are provided hereunder. All delinquent accounts shall be subject to a service charge of 1 1/2% per month of the amount then delinquent.

5. Term and Termination: This Agreement shall commence on the Effective Date and shall remain in full force and effect (unless terminated earlier as provided below) for an initial term of one (1) year. This Agreement shall be automatically renewable for additional one-year periods, unless a party gives written notice of termination at least sixty (60) days prior to the expiration of the initial term or the then current term.

This Agreement may be terminated by a party for cause immediately by written notice upon the occurrence of any of the following events:

i) If the other ceases to do business, or otherwise terminates its business operations or if there is a material change in control of the other (excluding an initial public stock offering); or

ii) If the other shall fail to promptly secure or renew any license, registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within sixty (60) days; Stockpoint shall make every reasonable effort to replace the loss of data or Content essential to the performance of this Agreement with data or content equal in quality and subject to that lost; or

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iii) If the other breaches any provision of this Agreement and fails to substantially cure such breach within thirty (30) days of receiving written notice describing the breach; or

iv) If the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within 90 days).

This Agreement may be terminated by Client for cause immediately by written notice if the services provided hereunder do not meet the standards of the Service Level Agreement for a period of three (3) consecutive weeks.

6. Express Warranty. Stockpoint represents and warrants to Client that for the term of this Agreement and any renewal thereof (the "Warranty Period") all goods and services will be free from defects in material and workmanship under normal installation, use and service. This warranty does not include, and Stockpoint disclaims any warranty with respect to, errors in, damage to or failures, defects or other problems in or with the Content arising in any way from (i) fire; (ii) flood, lightning or other acts of God or other force majeure; (iii) accident or a computer virus; (iv) Client's misuse or negligence; (v) Client's improper handling or operation by any person or entity other than Stockpoint;
(vi) Client's repair, maintenance, alteration, modification, customization or tampering of or by any person or other entity other than Stockpoint; (vii) failure to use, maintain or operate the same as provided or in accordance with any documentation provided; or (viii) ordinary wear and tear or depreciation arising from lapse of time.

If the goods or services should fail to confirm to the above warranty during the warranty period and subject to the conditions below, Stockpoint shall at its option either (i) refund to Client the fee(s), in which event this Agreement shall be deemed terminated and Stockpoint shall have no further obligation or liability to Client whatsoever; (ii) bring services into compliance with this Agreement and repair or replace any goods and materials.

In addition to any contingency set forth above, the above warranty is contingent upon Client notifying Stockpoint in writing of any alleged breach of said warranty within ten (10) days of the date on which Client discovers such breach and in all events within the Warranty Period.

7. LIMITATION OF EXPRESS WARRANTIES: THE WARRANTIES SET FORTH IN PARAGRAPH 6 ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY STOCKPOINT, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ALL OBLIGATIONS OR LIABILITIES ON THE PART OF STOCKPOINT FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE, FUNCTIONALITY, REPAIR OR PERFORMANCE OF THE CONTENT AND SERVICES.

8. LIMITATION OF REMEDIES: STOCKPOINT SHALL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER ARISING OUT OF OR INCLUDING, BUT WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, BUSINESS INTERUPTION, LOSS OF BUSINESS INFORMATION OR INABILITY TO USE THE SOFTWARE, EVEN IF STOCKPOINT WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.  Infringement Indemnity

a. Each party ("Provider") will defend and indemnify and hold harmless the other party ("Recipient") against all losses related to, resulting from, or arising out of any claim that any information, design, specification, instruction, software, data, or material furnished by the Provider ("Material") and used by the Recipient for the services provided hereunder infringes a United States copyright or patent provided that: (a) the Recipient notifies the Provider in writing within ten (10) days of the claim; (b) the Provider has sole control of the defense and all related settlement negotiations; and (c) the Recipient provides the Provider with the assistance, information, and authority reasonably necessary to perform the above. Reasonable out-of-pocket expenses incurred by the Recipient in providing such assistance will be reimbursed by the Provider. Recipient may participate in the defense of such claim using legal counsel of its own choice at its expense.

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b.   The Provider shall have no liability for any claim of infringement resulting from: (a) the Recipient's use of a superseded or altered release of some or all of the Material if infringement would have been avoided by the use of a subsequent unaltered release of the Material which has been provided to the Recipient; or (b) any information, design, specification, instruction, software, data, or material not furnished by the Recipient.

c. In the event some or all of the Material is held or is believed by the Provider to infringe, the Provider shall have the option, at its expense,
     (a) to modify the Material to be non-infringing; (b) to obtain for the Recipient a license to continue using the Material; or (c) to require return of the infringing Material and all rights thereto from the Recipient. If Stockpoint is the Provider and such return materially effects Client's ability to meet its obligations under this Agreement, then Client may, at its option and upon thirty days prior written notice to Stockpoint, terminate this Agreement and shall be entitled to recover the fees paid by Client for that portion of the Material prorated over then current term of this Agreement. If Client is the Provider and such return materially effects Stockpoint's ability to meet its obligations under the relevant Work Order, then Stockpoint may, at its option and upon thirty days prior written notice to Client, terminate this Agreement and Client shall pay Stockpoint for the Services rendered through the date of termination on a time and material or percent of completion basis as applicable.

10. Trademarks, Service Marks. Stockpoint(TM), Stockpoint(R) and Neural Applications Corporation(R) are trademarks of Neural Applications Corporation. Nothing in this Agreement is intended nor shall be interpreted as granting Client a license or other rights in or to, or to use any trade names, trade or service marks, copyrights or patents or other intellectual or other properties of Neural Applications Corporation for any purpose unless otherwise provided in this Agreement.

11. Proprietary Rights. Other than the license herein granted, all right, title and interest in and to the Content, its enhancements, modifications, or alterations are the property of Stockpoint or its providers. Nothing herein shall be construed to otherwise give the Client or its end-users any proprietary rights thereto.

12. Confidential Information. Each party agrees to keep confidential and not disclose or use except in performance of its obligations under this Agreement, confidential or proprietary information related to the other party's technology or business that it learns in connection with this Agreement and any other information received from the other provided that such other information or material is clearly marked confidential (or preceded by a statement that such information is confidential, if provided in oral form, which statement must be confirmed in writing promptly after disclosure thereof; all of the foregoing, "Confidential Information"). "Confidential Information" shall not include information (i) already lawfully known to or independently developed by the receiving party without access to or use of the other party's Confidential Information, (ii) disclosed in published materials, (iii) generally known to the public, (iv) lawfully obtained from any third party, or (v) required to be disclosed by law.

13. Miscellaneous

(a) Relationship. Stockpoint is an independent contractor; nothing in this Agreement shall be construed to create a partnership, joint venture, or agency relationship between the parties.

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(b) Ownership. Client agrees that the Content is the sole and exclusive property of Stockpoint and/or its licensors and independent third party information and content providers and agrees not to infringe or violate its or their copyrights and other proprietary rights therein. Ownership of all copyrights and other proprietary rights in the services provided hereunder is retained by Stockpoint and its licensors and information and content providers. Except as expressly provided herein, Stockpoint does not convey and Client does not obtain any right in the Content or any data or materials utilized or provided by Stockpoint in connection with the delivery of the services/information enumerated in Exhibit A and Exhibit C. All rights not granted hereunder are expressly reserved to Stockpoint and its licensors and information and content providers.

(c) Ownership of Portfolio User Information and Portfolio Data
Stockpoint agrees that all portfolio user, registered user information and portfolio data stored on Stockpoint servers for Client's behalf is owned by Client and is Confidential Information under Section 12 hereof without any further identification at the time such information is made available to Stockpoint.

(d) Assignment. Neither party may assign or otherwise transfer its rights under this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld.

(e) Notices. Notices permitted or required to be given under the terms of this Agreement shall be deemed sufficient if given by (a) registered or certified mail, postage prepaid, return receipt requested or (b) Federal Express, addressed to the respective parties at the addresses shown on the first page hereof, or such other addresses as they may from time to time designate. Notices shall be effective upon receipt by the party to which notice is given.

(f) Arbitration. Any claim, dispute, controversy or other matter in question with regard to this Agreement shall exclusively be subject to final binding arbitration in accordance with the commercial arbitration rules and regulations of the American Arbitration Association (AAA), excluding any claim, dispute or controversy regarding proprietary rights for which injunctive relief may be an appropriate remedy. The parties or the arbitrators, as appropriate, shall undertake the duties of the AAA under the AAA rules. Arbitration shall be conducted in the city of San Francisco, California for claims made by Client and in the city of New York for claims made by Stockpoint.

(g) Attorney's fees. The unsuccessful party in any action or proceeding shall pay for all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in enforcing the terms and conditions of the Agreement. The term "prevailing party" as used herein shall include without limitation a party who utilizes legal counsel and brings an action against the other party by reason of the other party's breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgment.

(h) Severability. If any provision of this Agreement is found unenforceable, such invalidity or unenforceability shall not invalidate any other provision of this Agreement.

(i) Counterparts. This Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed an original thereof.

(j) Waiver. No failure of either party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such rights.

(k) Governing law. This Agreement shall be governed by the laws of the state of California.

(l) Entire Agreement; Amendment. This Agreement, including the exhibits hereto, constitutes the entire agreement of the parties. This Agreement may not be modified, amended, rescinded, canceled or waived, in whole or on part, except by written amendments signed by both parties hereto.

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         IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the day and year first above written.

ETHOS CORPORATION                                A.B. WATLEY, INC.

Signature: /s/ William E. McNally                Signature: /s/ Robert Malin
           ----------------------                ----------------------------
Name:     William E. McNally                     Name:  Robert Malin
Title:    Vice President - Operations            Title: President




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                                    EXHIBIT A

                                   "Content "

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1.  Content

Financial Content Syndication Package

o    Stock Quote Server (Delayed and Real Time Quotes)
o Portfolio Tracking System- Stockpoint will provide a login screen, portfolio setup screen, and portfolio menu screen. The portfolio also features a data export feature.
o    Personal Desktop Ticker
o    Local Index
o    Major Indices

Additional Content
o    Full Text News (COMTEX)
o    Daily HTML Charts
o    Company Profiles, by MarketGuide
o    Zack's Analyst Data
o    Stock Screener (up to 50k queries per month)
o    Mutual Fund Data, by ValueLine
o    Options Data

2.   Delivery

Stockpoint will build, host and maintain a customized, co-branded web site. The web site will retain the "look and feel" of Client's web site including logos, navigation and background. Delivery of Content will be subject to terms outlined in the Service Level Agreement attached.

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                                    EXHIBIT B

                                     "Fees"

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                                      [*]











-------------------
*Confidential treatment requested.

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                              Stockpoint/AB Watley
                             Service Level Agreement

1.       Performance

         a) Average less than 3 second response time for 90% of the users during the hours of 5:00 A.M. to 2:00 P.M. (Pacific Time) on market trading days. The performance requirements set forth in this paragraph apply to server response time only, not network transmission time, and shall be measured on a daily basis.

         b) Average less than 4-second response time for 90% of requests during all other hours of operation besides the hours previously listed in paragraph 1a. above. The performance requirements set forth in this paragraph apply to server response time only, not network transmission time, and shall be measured on a daily basis.

         c) Average 98% Network up time during business hours (6:00 A.M. to 3:00 P.M. Pacific Time) and shall be measured on a daily basis.

         d) Average 95% Network up time during non-business hours. This shall be measured on a daily basis. The average up time shall not include any down time for regularly scheduled maintenance. Scheduled maintenance is defined as maintenance for which 48 hours advance written notice has been given for the required down time.

         e) Post an approved message in the event of a system outage.

2.       Escalation Procedures

         a) Notify client at the following numbers in case of a service outage:

            Between 6:00 A.M. to 7:00 P.M. (Pacific Time), contact:

            --------------------------------------------------------------------

            For all other hours of operation, contact:

            --------------------------------------------------------------------

         b) Notification of any service outage must be made to Client within 20 minutes during business hours and 45 minutes after business hours. Stockpoint's notification should include the following:

            o   The reason for the outage
            o   ETA for service restoration

         c) Continue to notify Client with updated status for the duration of the outage.

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3.       Revenue Impact Recoupment

         a) In the event that Stockpoint fails to meet the performance objectives in Section 1 of this Service Level Agreement, the following penalties will apply:

             o Items 1.a and 1.c - Stockpoint shall pay AB Watley $250 per occurrence (with a maximum of one occurrence on any single day) up to a maximum of $2,500 in any given month.

             o Items 1.b, 1.d and 1.e - Stockpoint shall pay AB Watley $100 per occurrence (with a maximum of one occurrence on any single day) up to a maximum of $1,000 in any given month.

AGREED:

/s/ Robert Malin
-------------------------                           ----------------------------
Signature                                           Signature

Robert Malin, President
-------------------------                           ----------------------------
Name, Title                                         Name, Title

   11/9/98
-------------------------                           ----------------------------
Date                                                Date

A.B. WATLEY, INC.                                   ETHOS CORPORATION

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